EXHIBIT 23.2
                      CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Advanced Polymer Systems, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                              /S/ KPMG Peat Marwick LLP
San Francisco, California
February 16, 1999